SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                              FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of

                 THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  November 14, 1996


                    AMERICAN BANKNOTE CORPORATION
       (Exact name of Registrant as specified in its charter)

                             DELAWARE
          (State of other jurisdiction of incorporation)

              1-3410                            13-0460520
      (Commission File Number)                (IRS Employer
                                            Identification No.)

          200 Park Avenue,
            New York, NY                          10166-4999
      (Address of principal                       (Zip Code)
        executive offices)

     Registrant's telephone number,
       including area code:                     (212) 557-9100

Item 2.  Acquisition or Disposition of Assets.

On November 14, 1996, American Banknote Corporation (the
"Corporation") announced it had increased its ownership in its Australia/New Zealand subsidiary to 100% by acquiring the 45% interest it did not own from Leigh-Mardon Pty. Limited ("LM"), a subsidiary of Amcor Limited. The acquisition of 55% of the Leigh-Mardon Security Group, Australia's oldest and largest security printer, from Amcor Limited, had first been announced in April 1996 and closed in June 1996. Reference is made to the Corporation's
Current Report on Form 8-K dated April 16, 1996; Current Report on
Form 8-K dated June 18, 1996; and Amendment No. 1 to Current Report on Form 8-K/A dated August 14, 1996 for a description of the prior transaction.

The price of the acquisition of the remaining 45% interest was A$6 million plus the settlement of certain post-closing adjustments owed by Amcor, payable in four installments of $1.5 million on February 14, 1997, June 14, 1997, October 14, 1997 and February 14, 1998.

The Corporation's acquisition was made through an unrestricted subsidiary of the Corporation, American Banknote Australasia Holdings, Inc. ("ABAH"), which in June acquired a 55% interest in ABN Australasia Ltd. (formerly American Banknote Australasia Ltd.) ("ABNA") which has secured the installment payments. In connection with the transaction, the Shareholders and Subscription Agreement by and between ABAH, LM and ABNA was terminated.

The Corporation's press release dated November 14, 1996 is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:

     (a)  Financial Statements of Business Acquired:
          Financial Statements of Business Acquired is hereby incorporated by reference to Item 7(a) to the Current
          Report on Form 8-K/A filed on August 14, 1996.

     (b)  Pro Forma Financial Information:
          Pro Forma Financial Statements of Leigh-Mardon are not available and cannot be provided at this time. Financial information required pursuant of Article 11 of Regulation S-X will be filed within 60 days after the date this Report is filed.

     (c)  Exhibits:
          Exhibit 1  Press release dated November 14, 1996 **
          Exhibit 2  Share Sale and Exit Deed **
          Exhibit 3  Share Mortgage **

** Filed electronically herewith

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     November 25, 1996     American Banknote Corporation


                              By:  S/  HARVEY J. KESNER
                                   Harvey J. Kesner
                                   Executive Vice President